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                                                                       Exhibit 5
                                                                       ---------

                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

      DALLAS
      ______
   LOS ANGELES              One First National Plaza                    LONDON
      ______                Chicago, Illinois 60603                     ______
     NEW YORK               Telephone 312: 853-7000                    SINGAPORE
      ______                     Telex 25-4364                          ______
 WASHINGTON, D.C.           Facsimile 312: 853-7036                      TOKYO

                                 Founded 1866

WRITER'S DIRECT NUMBER


                               December 27, 1996



Tribune Company
435 North Michigan Avenue
Chicago, Illinois  60611

          Re:  Registration Statement on Form S-3
               $500,000,000 Aggregate Initial Public
               Offering Price of Debt Securities and
               Warrants to Purchase Debt Securities
               -------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Tribune Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $500,000,000 aggregate initial public offering price of the Company's debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants"). The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"), the form of which is being filed as Exhibit
4.1 to the Registration Statement. The Warrants are to be issued under a Warrant Agreement, the form of which was filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3, Registration No. 33-45793 (a "Warrant Agreement").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and the Warrants and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

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Tribune Company
December 27, 1996
Page 2

          Based on the foregoing, we are of the option that:

          1. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement (including any Pricing Supple ment) with respect to such series of Debt Securities shall have been filed (or mailed for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          2. Each series of Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and a Warrant Agreement (including any necessary supplemental agreement) shall have been duly executed and delivered by the Company and such Warrant Agent (as defined in such Warrant Agreement); (ii) a Prospectus
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Tribune Company
December 27, 1996
Page 3

     Supplement (including any Pricing Supplement) with respect to such series of Warrants shall have been filed (or mailed for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (iv) such series of Warrants shall have been duly executed and authenti cated as provided in such Warrant Agreement and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          This opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America. For purposes of this opinion, we have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Debt Securities or the Warrants.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm included under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.


                                              Very truly yours,

                                              /s/ Sidley & Austin